Exhibit 99.01

News Release

Investor Contact:

Stan Finkelstein

Investor Relations

(925) 290-4273

ir@formfactor.com

FORMFACTOR, INC. ANNOUNCES CFO TRANSITION

LIVERMORE, Calif.—August 12, 2025— FormFactor, Inc. (Nasdaq: FORM) (the “Company” or “FormFactor”) today announced that Aric McKinnis, currently its Vice President and Corporate Controller, has been appointed to serve as the Company’s new Senior Vice President and Chief Financial Officer. He succeeds Shai Shahar, who resigned from these positions effective August 8, 2025. Mr. Shahar will remain a FormFactor employee as Senior Vice President, Executive Advisor through December 31, 2025.

“On behalf of our executive team and the Board, it is my pleasure to welcome Aric as FormFactor’s new Chief Financial Officer,” said Mike Slessor, FormFactor President & Chief Executive Officer. “Over the past six years, Aric has demonstrated consistent exemplary leadership and succeeded in positions of increasing responsibility, which have thoroughly prepared him for this new role. As a key member of our executive team, Aric will play an important part in driving improvements in our execution and financial performance, and I and our Board are confident he will serve FormFactor well as we continue our growth as one of the world’s leading suppliers of essential semiconductor test and measurement technologies.”

Mr. McKinnis, who joined FormFactor in August 2019, serves as its Vice President and Corporate Controller; and was previously Corporate Controller at MKS Instruments. Earlier, Mr. McKinnis served in various external audit roles at Deloitte, including Audit Manager. He holds Honors College degrees from Oregon State University, where he graduated summa cum laude from its College of Business.

“We sincerely thank Shai for his many valuable contributions to FormFactor. Shai has been a critical member of our executive leadership team, and we wish him all the best in his future endeavors,” said Thomas St. Dennis, FormFactor’s Chairperson.

The Company reaffirmed its third quarter of 2025 financial outlook, issued on July 30, 2025.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. Generally, forward-looking statements include, but are not limited to, statements regarding future financial and operating results, including under the heading “Outlook” above, and the Company's performance, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “forecast,” “continue,” and “prospect,” and the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in and impacts from export control, tariffs and other trade barriers; changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as tariffs, military conflicts, political volatility, infectious diseases and pandemics, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.